UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 18, 2011

CAVICO CORP.

(Exact name of registrant as specified in charter)

Delaware	0-52870	20-4863704
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

17011 Beach Blvd., Suite 1230,
Huntington Beach, California               92647
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 843-5456

Copies to:

Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 18, 2011, Cavico Corp. (the “Company”) received notice from The NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with Listing Rule 5250(c)(1) for continued listing due to the fact that it was not able to file with the Securities and Exchange Commission its Form 10-K for the year ended December 31, 2010 by the due date.  The notification has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Capital Market.

The Company has until June 17, 2011 to submit a plan to regain compliance with respect to its delinquent periodic reports, and if NASDAQ accepts the Company’s plan, it can grant an exception of up to 180 calendar days from the Form 10-K due date to regain compliance.

The Company issued a press release on April 19, 2011, disclosing its receipt of the NASDAQ letter.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

 99.1    Press Release issued by the Company on April 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVICO CORP.

Date: April 22, 2011	By:	/s/ Timothy Dac Pham
Timothy Dac Pham
Vice President

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